AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”), made as of December 29, 2023 (the “Amendment Date”), is to the Employment Agreement, dated as of November 30, 2020, and effective as of December 1, 2020 (the “Employment Agreement”), by and among Douglas R. Lebda (the “Employee”), LendingTree, Inc., a Delaware corporation (the “Company”), and LendingTree, LLC (“LTLLC”, which as of the Amendment Date is a wholly-owned subsidiary of the Company, and together with the Company are collectively the “Company Group”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement (as defined herein).

WHEREAS, the Company Group and Employee previously entered into the Employment Agreement, which will expire on December 31, 2023; and

WHEREAS, the Company Group and Employee desire to amend certain provisions to the Employment Agreement to extend Employee’s service under such Employment Agreement, pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.The first sentence of Section 2 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“The term (“Term”) of this Agreement will commence on December 1, 2020 (the “Commencement Date”) and will continue through December 31, 2024, unless sooner terminated in accordance with the provisions of Section 1 of the Standard Terms and Conditions attached hereto; provided, that certain terms and conditions herein may specify a greater period of effectiveness.”

2.This Amendment shall be for the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the date of this Amendment, each reference in the Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Agreement as amended by this Amendment. This Amendment shall be construed, enforced, and governed under the internal laws of the State of North Carolina, without giving effect to any choice of law provision or rule of any other jurisdiction. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first indicated above.

LENDINGTREE, INC.

By: /s/ JILL OLMSTEAD     Name: Jill Olmstead
Title: Chief Human Resources Officer

LENDINGTREE, LLC

By: /s/ JILL OLMSTEAD     Name: Jill Olmstead
Title: Chief Human Resources Officer

EMPLOYEE

By: /s/ DOUGLAS R. LEBDA     Douglas R. Lebda

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